Exhibit 10.11

Water by Nordic AB

c/o Pir 29

Einar Hansens Esplanad 29

211 13 Malmö

Sweden

May 7, 2021

byNordic Holdings LLC

Re: Securities Purchase Agreement

Ladies and Gentlemen:

This agreement (the “Agreement”) is entered into on the date hereof by and between byNordic Holdings LLC, a Delaware limited liability company (the “Purchaser” or “you”), and Water by Nordic AB, a Swedish company (the “Sponsor”, “we” or “us”). Pursuant to the terms hereof, the Sponsor hereby sells 2,041,141 shares of Class B common stock, $0.0001 par value per share (the “Founder Shares”), of byNordic Acquisition Corporation (the “Company”), up to 266,235 of which are subject to forfeiture by you if the underwriters of the initial public offering (“IPO”) of units (“Units”) of the Company, do not fully exercise their over-allotment option (the “Over-allotment Option”). The Sponsor and the Purchaser’s agreements regarding such Founder Shares are as follows:

1. Purchase of Securities.

1.1. Purchase of Founder Shares. For the sum of $12,247.00 (the “Purchase Price”), which the Sponsor acknowledges receiving in cash, the Sponsor hereby sells and transfers the Founder Shares to the Purchaser, and the Purchaser hereby purchases the Founder Shares from the Sponsor, subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement.  The Purchase Price shall be paid by wire transfer of immediately available funds to the Sponsor in accordance with the Sponsor’s wiring instructions substantially concurrently with the funding of the purchase prices contemplated under that certain subscription agreement, dated May 7, 2021, entered into by ASJC Global LLC – Series 9, as accepted and agreed by the Purchaser and the Sponsor, and that certain subscription agreement dated May 7, 2021 entered into by Cohen Sponsor LLC – A 9 RS, as accepted and agreed by the Purchaser and Sponsor (collectively, the “Subscription Agreements”), and that certain Private Placement Warrants Purchase Agreement dated May 7, 2021 entered into between the Purchaser and the Company (the “Warrant Purchase Agreement”). Concurrently with the Purchaser’s execution of this Agreement, the Sponsor shall, at its option, deliver to the Purchaser a certificate registered in the Purchaser’s name representing the Founder Shares (the “Original Certificate”), or effect such delivery in book-entry form.

2. Representations, Warranties and Agreements.

2.1. Purchaser’s Representations, Warranties and Agreements. To induce the Sponsor to sell the Founder Shares to the Purchaser, the Purchaser hereby represents and warrants to the Sponsor and the Company and agrees with the Sponsor and the Company as follows:

2.1.1. No Government Recommendation or Approval. The Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Founder Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Purchaser, (ii) any agreement, indenture or instrument to which the Purchaser is a party or (iii) any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject.

2.1.3. Organization and Authority. The Purchaser is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. Purchaser is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Founder Shares and (ii) able to bear the economic risk of its investment in the Founder Shares for an indefinite period of time because the Founder Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Founder Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Purchaser is able to bear the economic risks of an investment in the Founder Shares and to afford a complete loss of Purchaser’s investment in the Founder Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6. Regulation D Offering. Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7. Investment Purposes. The Purchaser is purchasing the Founder Shares solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. Purchaser understands the Founder Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Purchaser understands the Founder Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Purchaser understands that the certificates or book-entries representing the Founder Shares will contain a legend in respect of such restrictions. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Founder Shares, such Founder Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration; provided, that Purchaser agrees that if any transfer of its Founder Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Purchaser may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Purchaser agrees not to resell the Founder Shares. Purchaser further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Purchaser for the resale of the Founder Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Purchaser in connection with the transactions contemplated by this Agreement.

2.2. Sponsor’s Representations, Warranties and Agreements. To induce the Purchaser to purchase the Founder Shares, the Sponsor hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

2.2.1. Organization and Corporate Power. The Sponsor is a Swedish company duly organized, validly existing and in good standing under the laws of Sweden (to the extent such concept exists in such jurisdiction) and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Sponsor. The Sponsor possesses all requisite power (corporate or otherwise) and authority necessary to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under and carry out the transactions contemplated by this Agreement.

2.2.2. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement has been duly authorized and approved by the Sponsor. This Agreement constitutes a valid and binding obligation of the Sponsor, enforceable in accordance with its terms.

(ii) The execution and delivery by the Sponsor of this Agreement, and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Sponsor, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Sponsor’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption, action, notice, declaration or filing, in each case, by or to any court or administrative or governmental body or agency pursuant to the articles of association or other organizational documents of the Sponsor (in effect on the date hereof or as may be amended prior to completion of the contemplated IPO), any agreement, indenture or instrument to which the Sponsor is a party, or any material law, statute, rule or regulation to which the Sponsor is subject, or any agreement, order, judgment or decree to which the Sponsor is subject, except for any filings required after the date hereof under federal or state securities laws.

2.2.4. Title to Securities. Upon the sale and transfer in accordance with, and payment pursuant to, the terms hereof, the Founder Shares will be duly and validly issued, fully paid and nonassessable and will not have been transferred in violation of or subject to any preemptive or similar rights created under the Sponsor’s organizational documents (as in effect at such time of issuance) or under the laws of Sweden. Upon the sale and transfer in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have or receive good title to the Founder Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Founder Shares may be subject to which the Purchaser is a party, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

2.2.5. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Sponsor which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.6. Other Subscription Agreements. Except as provided herein and under the Sponsor’s shareholder’s agreement and for such other sales to certain of the Company’s officers and directors as described in the Registration Statement, neither the Sponsor nor the Company has entered into any side letter or other agreement with any investor to sell or transfer a direct or indirect investment in the shares of Class B common stock of the Company. The Sponsor purchased 4,312,500 shares of Class B common stock of the Company (after giving effect to a stock dividend of 0.5 shares of Class B common stock per share of Class B common stock on February 22, 2021) for an aggregate purchase price of $25,000, or approximately $0.009 per share, and on such other terms with respect to the purchase of shares of Class B common stock of the Company that were no more favorable to the Sponsor than the terms of this Agreement and do not adversely affect the rights of the Purchaser.

2.2.6. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Sponsor in connection with the transactions contemplated by this Agreement.

2.2.7. No Default. As of the date hereof, the Sponsor has not received any written communication from a governmental authority that alleges that the Sponsor is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, operating results or assets of the Sponsor.

2.2.8. No Registration. No registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Founder Shares by the Sponsor to the Purchaser.

2.2.9. No Solicitation. Neither the Sponsor nor any person acting on its behalf has offered or sold the Founder Shares by any form of general solicitation or general advertising in violation of the Securities Act.

2.2.10.No Broker’s Fee. The Sponsor is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Founder Shares hereunder.

2.3. Company’s Representations, Warranties and Agreements. To induce the Purchaser to purchase the Founder Shares, the Company hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

2.3.1. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite power (corporate or otherwise) and authority necessary to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under and carry out the transactions contemplated by this Agreement.

2.3.2. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement has been duly authorized and approved by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

(ii) The execution and delivery by the Company of this Agreement, and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption, action, notice, declaration or filing, in each case, by or to any court or administrative or governmental body or agency pursuant to the articles of association or other organizational documents of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated IPO), any agreement, indenture or instrument to which the Company is a party, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

2.3.4. Title to Securities. Upon the sale and transfer in accordance with, and payment pursuant to, the terms hereof, the Founder Shares will be duly and validly issued, fully paid and nonassessable and will not have been transferred in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents (as in effect at such time of issuance) or under the laws of Delaware. Upon the sale and transfer in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have or receive good title to the Founder Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Founder Shares may be subject to which the Purchaser is a party, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

2.3.5. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.3.6. Other Subscription Agreements. Except as provided herein and under the Sponsor’s shareholder’s agreement and for such other sales to certain of the Company’s officers and directors as described in the Registration Statement, neither the Sponsor nor the Company has entered into any side letter or other agreement with any investor to sell or transfer a direct or indirect investment in the shares of Class B common stock of the Company. The Sponsor purchased 4,312,500 shares of Class B common stock of the Company (after giving effect to a stock dividend of 0.5 shares of Class B common stock per share of Class B common stock on February 22, 2021) for an aggregate purchase price of $25,000, or approximately $0.009 per share, and on such other terms with respect to the purchase of shares of Class B common stock of the Company that were no more favorable to the Sponsor than the terms of this Agreement and do not adversely affect the rights of the Purchaser.

2.3.6. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

2.3.7. No Default. As of the date hereof, the Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, operating results or assets of the Company.

2.2.8. No Registration. No registration under the Securities Act is required for the offer and sale of the Founder Shares by the Sponsor to the Purchaser.

2.3.9. No Solicitation. Neither the Company nor any person acting on its behalf has offered or sold the Founder Shares by any form of general solicitation or general advertising in violation of the Securities Act.

2.3.10. No Broker’s Fee. The Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Founder Shares hereunder.

2.3.11. Class A Common Stock. The Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), shall be registered pursuant to the Securities Act on the effective date of the registration statement on Form S-1 (File No. 333-248488) (such registration statement, as it may be amended from time to time, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act in connection with the public offering of the Company’s units and are expected to be listed for trading on The Nasdaq Capital Market (“Nasdaq”) following the date on which the Class A Common Stock is eligible to trade separately from the Company’s units as described in the Registration Statement. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Commission or Nasdaq with respect to any intention by the Commission or Nasdaq to prohibit the registration of the Class A Common Stock pursuant to the Securities Act or to prohibit the listing of the Class A Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock following the registration of the Class A Common Stock pursuant to the Securities Act on the effective date of the Registration Statement.

3. Forfeiture of Founder Shares.

3.1. Partial or No Exercise of the Over-allotment Option. Subsequent to the transfer of the Founder Shares to the Purchaser pursuant to this Agreement, in the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Purchaser acknowledges and agrees that it (or, if applicable, it and any transferees of Founder Shares) shall forfeit any and all rights to such number of Founder Shares (up to an aggregate of 266,236 Founder Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Purchaser (and all other initial stockholders prior to the IPO, if any, including the Sponsor) will own an aggregate number of Founder Shares, not including shares of Class A common stock issuable upon exercise of any warrants or any shares of Class A common stock purchased by Purchaser in the IPO or in the aftermarket equal to 20% of the issued and outstanding Founder Shares immediately following the IPO.

3.2. Termination of Rights as Stockholder. If any of the Founder Shares are forfeited in accordance with this Section 3, then after such time the Purchaser (or successor in interest), shall no longer have any rights as a holder of such forfeited Founder Shares, and the Company shall take such action as is appropriate to cancel such forfeited Founder Shares.

3.3. Share Certificates. In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 3, then the Purchaser shall return such Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Sponsor or the Company advising Purchaser of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Founder Shares held by the Purchaser. The New Certificate, if any, shall be returned to the Purchaser as soon as practicable. Any such adjustment for any uncertificated securities held by the Purchaser shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Founder Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Purchaser purchases shares of Class A common stock in the IPO or in the aftermarket, any additional shares of Class A common stock so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Purchaser have the right to redeem any Founder Shares or shares of Class A common stock into funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and among the Purchaser, the Sponsor, certain individual officers and directors of the Company, and the Company, Purchaser agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Founder Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Commission thereunder and with all applicable state securities laws.

5.2. Lock-up. Purchaser acknowledges that the Founder Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

5.3. Restrictive Legends. Any certificates representing the Founder Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

Upon the written request of the Purchaser, the Sponsor shall agree to coordinate with the Company and the Company shall remove, or cause its transfer agent to remove, any restrictive legend or other transfer restriction from any Founder Shares that are registered for resale pursuant to an effective registration statement or are no longer subject to the contractual lock-up set forth in the Insider Letter.

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Founder Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Founder Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Founder Shares subject to this Section 5 or into which such Founder Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Founder Shares subject to this Section 5 and Section 3.

5.5. Registration Rights. Purchaser acknowledges that the Founder Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Founder Shares are subject to the fulfillment, on or before the date hereof, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Sponsor in Section 2.2 and the representations and warranties of the Company in Section 2.3 shall be true and correct at and as of the date hereof.

6.2 Performance. The Sponsor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date hereof.

6.3 No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.5 Corporate Consents. The Sponsor shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the sale of the Founder Shares hereunder.

7. Conditions of the Sponsor’s Obligations. The obligations of the Sponsor to the Purchaser under this Agreement are subject to the fulfillment, on or before the date hereof, of each of the following conditions:

7.1. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 2.1 shall be true and correct at and as of the date hereof.

7.2. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the date hereof.

7.3. Corporate Consents. The Sponsor shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the sale of the Founder Shares hereunder.

7.4. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. Other Agreements.

8.1. Further Assurances. Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

8.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

8.3. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

8.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto, which written agreement shall be executed by the Purchaser in compliance with Section 10.16 of the limited liability company operating agreement, dated as of May 7, 2021, of the Purchaser, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

8.5. Termination. This Agreement may be terminated at any time after September 30, 2021 as such date may be extend by mutual agreement of the parties in writing upon the election by either the Sponsor or the Purchaser upon written notice to the other party if the closing of the IPO does not occur on or prior to such date. If the Agreement is terminated pursuant to this Section 8.5, any portion of the Purchase Price already funded will be promptly (but no later than five (5) business days following receipt of notice of termination) returned in full to the Purchaser and any portion of the purchase prices contemplated under the Subscription Agreements already funded will be promptly (but not later than five (5) business days following receipt of notice of termination) returned to ASJC Global LLC – Series 9 and Cohen Sponsor LLC – A 9 RS, as applicable, in immediately available funds.

8.6. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

8.7. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

8.8. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Except as expressly set forth below, nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

8.9. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the Purchaser (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

8.10. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

8.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.12. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

8.13. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

8.14. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which needs to contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.16. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

8.17. Mutual Drafting. This Agreement is the joint product of the Purchaser and the Sponsor and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

9.  Voting and Tender of Founder Shares. Purchaser agrees to vote the Founder Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to such Founder Shares. Additionally, the Purchaser agrees not to tender any Founder Shares in connection with a tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

10. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

WATER BY NORDIC AB

By:	/s/ Jonas Olsson
	Name:	Jonas Olsson
	Title:	Chairman of the Board

Accepted and agreed as of the date first written above.

BYNORDIC HOLDINGS LLC

By: byNordic Manager LLC

By:	/s/ Thomas L. Fairfield
	Name:	Thomas L. Fairfield
	Title:	President

BYNORDIC ACQUISITION CORPORATION

By:	/s/ Michael Hermansson

Name:	Michael Hermansson
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]